       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 1999
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                           ABM INDUSTRIES INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                  -------------

                   DELAWARE                                  94-1369354
        (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NO.)

         160 PACIFIC AVENUE, SUITE 222
               SAN FRANCISCO, CA                                94111
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                                  -------------

                           ABM INDUSTRIES INCORPORATED
                      "AGE-VESTED" CAREER STOCK OPTION PLAN

                            (FULL TITLE OF THE PLAN)

                                  -------------

                               HARRY H. KAHN, ESQ.
             VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                           ABM INDUSTRIES INCORPORATED
                          160 PACIFIC AVENUE, SUITE 222
                             SAN FRANCISCO, CA 94111
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                 (415) 733-4000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                               LESLIE P. JAY, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                        OLD FEDERAL RESERVE BANK BUILDING
                               400 SANSOME STREET
                      SAN FRANCISCO, CALIFORNIA 94111-3143
                                 (415) 392-1122

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                                          PROPOSED         PROPOSED
                                        AMOUNT             MAXIMUM          MAXIMUM        AMOUNT OF
   TITLE OF SECURITIES TO BE            TO BE           OFFERING PRICE      AGGREGATE     REGISTRATION
          REGISTERED                  REGISTERED         PER SHARE (1)    OFFERING (1)         FEE
------------------------------------------------------------------------------------------------------
Common Stock, (2)
      par value $.01 per share....  1,000,000 shares      $29.65650        $29,656,500        $8,245
=======================================================================================================

(1) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated on the basis of $29.65650 per share, the average of the high and low price of the Common Stock on the New York Stock Exchange on May 12, 1999.

(2) Includes Preferred Stock Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.

================================================================================

                                     PART II

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by ABM Industries Incorporated (the "Company") with the Securities and Exchange Commission ("Commission") are incorporated by reference to this Registration Statement:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1998.

        (b) The Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1999.

        (c) The description of the Company's common stock and preferred stock purchase rights contained in registration statements filed under the Securities Exchange Act of 1934 (the "Exchange Act") on Form 8-A, including any subsequent amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        The consolidated financial statements and financial statement schedule of the Company and its subsidiaries included in or incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1998 have been incorporated herein by reference in reliance upon the report, also incorporated herein by reference, of KPMG LLP, independent auditors, and upon the authority of said firm as experts in auditing and accounting.

ITEM 4.  DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        As authorized by Section 145 of the Delaware Corporation Law, the Company's Certificate of Incorporation eliminates the personal liability of its directors to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for: (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith, (iii) intentional misconduct or a knowing violation of law, or (iv) any transaction from which the director derived an improper personal benefit.

        As authorized by Section 145 of the Delaware Corporation Law, the Company's By-Laws provide for the indemnification of the directors, officers, employees or agents of the Company in certain cases. Indemnification shall be provided to directors and officers of the Company, or of other enterprises if serving at the request of the Company, against actual and reasonable costs,



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

charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the Company) if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Similar indemnification shall not be applicable to employees or agents of the Company, or of other enterprises if serving at the request of the Company (other than employees or agents who are also officers or directors of the Company or other enterprise, as the case may be), unless and until such indemnity is specifically approved by the Board of Directors.

        If such proceeding is brought by or on the behalf of the Company, a similar standard of care is applicable, except that no indemnification shall be made with respect to any matter as to which such person is adjudged to be liable to the Company unless and only to the extent that the court shall determine such person is fairly and reasonably entitled to indemnification of such costs.

        The Company's By-Laws further provide that, notwithstanding the foregoing, directors, officers, employees and agents shall be indemnified of all actual and reasonable costs to the extent that such persons are successful on the merits or otherwise.

        In addition to the above, the Company has entered into Indemnification Agreements with its directors. The Indemnification Agreement provides directors with the same indemnification by the Company as set forth in the preceding paragraphs except that the Indemnification Agreement differs from the By-Laws in the following significant respects: (1) indemnification is provided to directors in excess of that provided by any insurance coverage; and (2) no indemnification is provided on account of any action commenced by the director in his or her individual right against the Company, its directors, officers and stockholders unless authorized by a majority of disinterested directors.

        There exists directors' and officers' liability insurance presently outstanding which insures directors and officers of the Company. The losses covered by the policy are subject to certain exclusions and the policy contains certain deductible provisions. The Indemnification Agreements discussed in the preceding paragraph provide indemnification of all such exclusions and deductibles.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.  EXHIBITS

5.1    Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1   Consent of KPMG LLP.

23.2   Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1.

24.1   Power of Attorney



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

ITEM 9.  UNDERTAKINGS

        (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 13th day of May, 1999.

                                        ABM INDUSTRIES INCORPORATED
                                        (Registrant)

                                        /s/ WILLIAM W. STEELE
                                        -------------------------------------
                                        William W. Steele
                                        President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                     Title                  Date

Principal Executive Officer:


/s/ WILLIAM W. STEELE                         President and Chief    May 13, 1999
-----------------------------------           Executive Officer
William W. Steele




Principal Financial Officer:


 /s/ DAVID H. HEBBLE                          Vice President and     May 13, 1999
-----------------------------------           Chief Financial
David H. Hebble                               Officer


Principal Accounting Officer:


 /s/ VERNON E. SKELTON                        Controller and Chief   May 13, 1999
-----------------------------------           Accounting Officer
Vernon E. Skelton



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
Signature                                     Title                Date

Directors:

* MARYELLEN B. CATTANI                        Director             May 13, 1999
-------------------------------
Maryellen B. Cattani

* LINDA CHAVEZ                                Director             May 13, 1999
-------------------------------
Linda Chavez

* JOHN F. EGAN                                Director             May 13, 1999
-------------------------------
John F. Egan

* LUKE S. HELMS                               Director             May 13, 1999
-------------------------------
Luke S. Helms

                                              Director             May __, 1999
-------------------------------
Charles T. Horngren

* HENRY L. KOTKINS, JR.                       Director             May 13, 1999
-------------------------------
Henry L. Kotkins, Jr.

                                              Director             May __, 1999
-------------------------------
Martinn H. Mandles

* THEODORE ROSENBERG                          Director             May 13, 1999
-------------------------------
Theodore Rosenberg

* WILLIAM W. STEELE                           Director             May 13, 1999
-------------------------------
William W. Steele

* WILLIAM E. WALSH                            Director             May 13, 1999
-------------------------------
William E. Walsh


* By  /s/ HARRY H. KAHN
    ---------------------------
     Harry H. Kahn
     Attorney-in-fact

A majority of the members of the Board of Directors.



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

                                  EXHIBIT INDEX


5.1     Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1    Consent of KPMG LLP.

23.2    Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1.

24.1    Power of Attorney



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